                          SHARED APPRECIATION AGREEMENT



                  This SHARED APPRECIATION AGREEMENT, dated as of March 22, 2000, is entered into between OBAGI MEDICAL PRODUCTS, INC., a California corporation ("COMPANY"), and IMPERIAL BANK, a California banking corporation ("BANK").

                  The parties hereto agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATIONS

                  1.1 DEFINITIONS. For the purposes of this Agreement, the following terms shall have the respective definitions specified with respect thereto below:

                  "ACCELERATION EVENT" means the occurrence of any of the following events: (i) an IPO, (ii) the liquidation, dissolution or winding up of Company, (iii) the acquisition of Company or substantially all of its Assets in one or a series of related transactions, (iv) a merger, sale, acquisition or other transaction (in one or a series of related transactions) wherein Company's shareholders immediately prior to the transaction (or series of related transactions) own less than 50% of Company's voting power following such transaction (or series of related transactions), (v) the repayment in full, in cash, of Company's outstanding obligations to Bank and termination of the Credit Agreement, or other termination or cancellation of the Credit Agreement or (vi) if Company fails to materially observe or perform any of the covenants and agreements set forth herein and such failure continues for five days beyond notification by Bank, or if any representation, warranty, or certification made by Company in this Agreement proves to have been untrue in any material respect when made.

                  "AGREEMENT" means this Shared Appreciation Agreement, as may be amended or restated from time to time in accordance with its terms.

                  "APPRECIATION PERIOD" means the period from and including January 1, 2000 through and including December 31, 2001.

                  "ASSET" means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, and whether tangible or intangible.

                  "Bank Expenses" means, without duplication of those expenses paid pursuant to the Credit Agreement, (i) all expenses of Bank paid or incurred in connection with Bank's due diligence and investigation of Company, including appraisal, filing, recording, documentation, publication and search fees and other such expenses, and all reasonable attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy
Code) incurred in connection with the structuring, negotiation, drafting, preparation, execution and delivery of this Agreement and any and all other documents, instruments and agreements entered into in connection herewith; (ii) all expenses of Bank, including reasonable attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code) paid or incurred in connection with the negotiation, preparation, execution and delivery of any waiver, forbearance, consent, amendment or addition to this Agreement, or the termination hereof and thereof; and (iii) if a default occurs hereunder, all reasonable expenses paid or incurred by Bank, including reasonable attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code), costs of collection, suit, arbitration, judicial reference and other enforcement proceedings, and any other out-of-pocket expenses incurred in connection therewith or resulting therefrom, whether or not suit is brought.

                  "CAPITAL LEASE" means any lease of an Asset by a Person as lessee which would, in conformity with GAAP, be required to be accounted for as an Asset and corresponding liability on the balance sheet of that Person.

                  "CAPITAL LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under all Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

                  "CONSOLIDATED EBITDA" means, with respect to any period, the sum of (without duplication) (i) Consolidated Net Income for such period, (ii) Consolidated Interest Expense during such period, (iii) accrued federal and state income taxes payable by Company and the Subsidiaries during such period which are included in the determination of Consolidated Net Income, and (iv) Company's and the Subsidiaries' consolidated depreciation and amortization expense during such period; calculated in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, with respect to any period, the current interest accrued during such period in accordance with GAAP on the aggregate amount of Company's and the Subsidiaries consolidated Total Funded Indebtedness.

                  "CONSOLIDATED NET INCOME" means, with respect to any period, the consolidated net income of Company and the Subsidiaries reflected on Company's Financial Statement for such period, calculated in accordance with GAAP.

                  "CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement, dated as of the date hereof, between Company and Bank, as may be amended or restated from time to time in accordance with its terms.

                  "DOLLARS" or "$" means lawful currency of the United States of America.

                   "FINANCIAL STATEMENT(S)" means, with respect to any accounting period of any Person, statements of income and statements of cash flows of such Person for such period, and balance sheets of such Person as of the end of such period, all prepared in reasonable detail and in accordance with GAAP, subject to year-end adjustments in the case of monthly Financial Statements. Financial Statement(s) shall include the schedules thereto and annual Financial Statements shall also include the footnotes thereto.

                  "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.


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

                  "IPO" means an initial public offering of shares of common stock of Company.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the business, Assets, condition (financial or otherwise), results of operations, or prospects of Company or any Subsidiary, (ii) the ability of Company to perform its obligations under this Agreement, or (iii) the validity or enforceability of this Agreement or the rights of Bank hereunder.

                  "PARTICIPANT" has the meaning set forth in Section 6.5(c).

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                           "SHARED APPRECIATION AMOUNT" means:

                  (i) if an Acceleration Event has not occurred, one quarter of one percent (0.25%) of the appreciation in Company's equity value during the Appreciation Period. The appreciation in Company's equity value shall be calculated as the difference of (x) eight (8) times Consolidated EBITDA for the 12-month period ending at the expiration of the Appreciation Period, less Company's Total Funded Indebtedness as of such date, MINUS (y) eight (8) times Consolidated EBITDA for the 12-month period ending on December 31, 1999, less Company's Total Funded Indebtedness as of such date, each as verified by Company's independent CPA audits to Bank's reasonable satisfaction for the applicable periods; PROVIDED HOWEVER, in no event shall the Shared Appreciation Amount be less than $200,000 or greater than $350,000; and

                  (ii) if an Acceleration Event has occurred, the amount indicated in the table below opposite the applicable period in which the Acceleration Event occurred:

                       1/1/00 to              9/1/00 to        5/1/01 to
                        8/31/00                4/30/01          12/31/01
                       ---------              ---------        ---------

                       $200,000               $275,000         $350,000


                   "SUBSIDIARY" means any corporation, limited liability company, partnership, trust or other entity (whether now existing or hereafter organized or acquired) of which Company or one or more Subsidiaries of Company at the time owns or controls directly or indirectly more than 50% of the shares of stock or partnership or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees or otherwise exercising control of such corporation, limited liability company, partnership, trust or other entity (irrespective of whether at the time stock or any other form of ownership of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "TOTAL FUNDED INDEBTEDNESS" means, as of the date of determination, the sum, but without duplication, of any and all of Company's (i) indebtedness heretofore or hereafter created, issued, incurred or assumed by Company (directly or indirectly) for or in respect of money borrowed; (ii) Capital Lease Obligations; (iii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iv) obligations for the deferred purchase price of property or services (excluding trade obligations); (v) obligations under standby letters of credit; (vi) obligations under acceptance facilities;
(vii) obligations secured by any lien, whether or not such obligations have been assumed; and (viii) accrued dividends on Company's common or preferred stock owing to Company's shareholders.

                  "TRANSFEREE" has the meaning set forth in Section 6.5(d).

                  1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

                  1.3 COMPUTATION OF TIME PERIODS. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.

                  1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by Bank include good faith estimates by Bank (in the case of quantitative determinations), and good faith beliefs by Bank (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. All article, section, subsection, clause, exhibit and schedule titles used in this Agreement appear as a matter of convenience only and shall not affect the interpretation of this Agreement. Any reference in this Agreement to this Agreement includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

                  1.5 NO PRESUMPTION AGAINST ANY PARTY. Neither this Agreement, any other document, agreement, or instrument entered into in connection herewith, nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement, and the other documents, instruments, and agreements entered into in connection herewith have been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meanings of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

                  1.6 INDEPENDENCE OF PROVISIONS. All agreements and covenants hereunder, and the other documents, instruments, and agreements entered into in connection herewith shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

                                   ARTICLE II

                            SHARED APPRECIATION RIGHT

                  2.1 GRANT OF SHARED APPRECIATION RIGHT. In consideration of Bank entering into the Credit Agreement with Company, Company hereby grants Bank the right to receive from Company, and Company agrees to pay to Bank, the Shared Appreciation Amount on the terms and conditions contained in this Agreement.

                  2.2 PAYMENT OF SHARED APPRECIATION AMOUNT. If an Acceleration Event has not occurred, upon the expiration of the Appreciation Period Company shall promptly but in no event later than ninety (90) days thereafter, provide to Bank a calculation of the Shared Appreciation Amount in such form and detail as Bank shall reasonably require, and upon Bank's approval thereof, Company shall promptly but in no event later than three (3) business days thereafter pay the Shared Appreciation Amount to Bank. If an Acceleration Event has occurred, concurrent with the occurrence of such Acceleration Event, Company shall pay to Bank the Shared Appreciation Amount indicated in the table within the definition of "Shared Appreciation Amount" set forth in Section 1.1 hereof.

                  2.3 TIME AND PLACE OF PAYMENT.

                           (a) The Shared Appreciation Amount and all other
amounts due under this Agreement shall be paid to Bank in immediately available Dollars, not later than 12:00 p.m., Pacific time, on the required date of payment, to the following address or such other address as Bank may from time to time specify by notice to Company:

                                    IMPERIAL BANK
                                    695 Town Center Drive, Suite 100
                                    Costa Mesa, California  92626
                                    Attention:  Commercial Loans

                           (b) Company hereby authorizes Bank to charge any
account which Company maintains with Bank for the amount of any payment due or past due hereunder.

                  2.4 LATE PAYMENT FEE. If any payment due hereunder, whether for the Shared Appreciation Amount, or otherwise, is not paid in full on or before the thirtieth (30th) day after the date such payment is due, in addition to and not in substitution of any of Bank's other rights and remedies with respect to such nonpayment, Company shall pay to Bank a late payment fee equal to five percent (5%) of the amount of such overdue payment ("LATE PAYMENT FEE") PLUS an additional Late Payment Fee at the expiration of each month thereafter until all amounts due hereunder have been paid in full, in cash.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce Bank to enter into this Agreement, Company hereby represents and warrants to Bank as follows:

                  3.1 LEGAL STATUS. Company and each Subsidiary is duly organized and existing under the laws of its state of formation. Company and each Subsidiary has the power and authority to own its own Assets and to transact the business in which it is engaged, and is properly licensed, qualified to do business and in good standing in every jurisdiction in which it is doing business where failure to so qualify could have a Material Adverse Effect.

                  3.2 NO VIOLATION; COMPLIANCE. The execution, delivery and performance of this Agreement are within Company's powers, are not in conflict with the terms of any charter, articles of incorporation, bylaws, or other organization papers of Company, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Company is a party or by which Company is bound or affected. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or Governmental authority binding on Company which would be contravened by the execution, delivery, performance or enforcement of this Agreement.

                  3.3 AUTHORIZATION; ENFORCEABILITY. Company has taken all corporate action necessary to authorize the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding agreement and obligations of Company enforceable against Company in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

                  3.4 APPROVALS; CONSENTS. No approval, consent, exemption or other action by, or notice to or filing with, any Governmental authority is necessary in connection with the execution, delivery, performance or enforcement of this Agreement.

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

                  Company covenants and agrees that until the indefeasible payment in full of the Shared Appreciation Amount, Company shall:

                  4.1 BOOKS AND RECORDS. Maintain, and cause each Subsidiary to maintain, adequate books and records in accordance with GAAP, and permit any officer, employee or agent of Bank, at any time and from time to time, to inspect, audit and examine such books and records, and to make copies of the same.

                  4.2 ACCELERATION EVENT. Use its commercially reasonable best efforts to give Bank written notice of any Acceleration Event at least thirty
(30) days prior to the occurrence thereof.


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

                  4.2 FURTHER ASSURANCES. Execute and deliver, or cause to be executed and delivered, upon the request of Bank and at Company's expense, such additional documents, instruments and agreements as Bank may reasonably determine to be necessary or advisable to carry out the provisions of this Agreement and the transactions and actions contemplated hereunder.

                                    ARTICLE V

                               NEGATIVE COVENANTS

                  Company further covenants and agrees that until the indefeasible payment in full of the Shared Appreciation Amount, Company shall not:

                  5.1 CHARACTER OF BUSINESS. Engage in any business activities or operations substantially different from or unrelated to its present business activities and operations, or permit any Subsidiary to do so.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify by notice to the other party in accordance with this Section 6.1. Each such notice, request or other communication shall be deemed given on the second business day after mailing; provided that actual notice, however and from whomever given or received, shall always be effective on receipt.

                  6.2 NO WAIVERS. No failure or delay by Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  6.3 BANK EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION.

                           (a) Company shall pay all Bank Expenses on demand.

                           (b) Company shall indemnify Bank against any transfer
taxes, documentary taxes, assessments, or charges made by any governmental authority of the United States of America, or any political subdivision or governmental authority thereof or therein, and imposed on Bank by reason of the execution and delivery of this Agreement, or any other document, instrument or agreement entered into in connection herewith, excluding any taxes imposed on Bank under the Internal Revenue Code or similar state and local laws and determined by Bank's net income or revenue earned.

                           (c) Company shall and hereby agrees to indemnify,
protect, defend and hold harmless Bank and its directors, officers, agents, employees and attorneys from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses (including attorneys' fees and attorneys' fees incurred pursuant to proceedings arising under the United States Bankruptcy Code) incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigations, investigations, claims or proceedings (whether administrative, judicial or otherwise), including discovery, whether or not Bank is designated a party thereto, which arise out of or are in any way related to (i) this Agreement or the transactions contemplated hereby or thereby, or (ii) Bank's entering into this Agreement or any other agreements and documents relating hereto. If and to the extent that the obligations of Company hereunder are unenforceable for any reason, Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations of Bank which is permissible under applicable law.

                           (d) Company's obligations under this Section 6.3
shall survive any termination of this Agreement and the payment in full of the Shared Appreciation Amount, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement.

                  6.4 AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

                  6.5 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; DISCLOSURE.

                           (a) This Agreement shall be binding upon and inure to
the benefit of the parties hereto and their respective successors and assigns, except that Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Bank and any such prohibited assignment or transfer by Company shall be void.

                           (b) Bank may, at its own expense, assign to one or
more banks or other financial institutions all or a portion of its rights under this Agreement.

                           (c) Bank may at any time sell to one or more banks or
other financial institutions (each a "PARTICIPANT") participating interests in any interest of Bank hereunder. In the event of any such sale by Bank of a participating interest to a Participant, Company shall continue to deal solely and directly with Bank in connection with Bank's rights under this Agreement.

                           (d) Company authorizes Bank to disclose to any
assignee or any Participant (either, a "TRANSFEREE") and any prospective Transferee any and all financial information in Bank's possession concerning Company which has been delivered to Bank by Company pursuant to this Agreement or which has been delivered to Bank by Company in connection with Bank's credit evaluation prior to entering into this Agreement, subject to the Transferee's written assumption of the same level of confidentiality as provided by Bank to Company.

                  6.6 COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                  6.7 SEVERABILITY. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

                  6.8 GOVERNING LAW. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

                  6.9 JUDICIAL REFERENCE.

                           (a) Other than (i) nonjudicial foreclosure and all
matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "CLAIM DATE" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where any real property collateral is located, or Los Angeles County, if none (the "COURT"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his or

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her representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall (i) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (ii) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten
(10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

                           (b) Except as expressly set forth in this Agreement,
the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

                           (c) The referee shall be required to determine all
issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                           (d) In the event that the enabling legislation which
provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, `1280 through `1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Company:                           OBAGI MEDICAL PRODUCTS, INC.


                                   By: /s/ Philip Rose
                                       ---------------------------
                                   Name:    PHILIP ROSE
                                   Title:   PRESIDENT

                                   By: /s/ Joseph W. Sortais
                                       ---------------------------
                                   Name:    JOSEPH W. SORTAIS
                                   Title:   CHIEF FINANCIAL OFFICER


                                   Address for Notices:

                                   310 Golden Shore
                                   Long Beach, CA  90802
                                   Attn: Chief Financial Officer

                                   Telephone:  (562) 628-1007
                                   Facsimile:  (562) 628-1008


Bank:                              IMPERIAL BANK


                                   By: /s/ Clinton E. Anderson
                                       ------------------------------------
                                        Clinton E. Anderson, Vice President

                                   Address for Notices:

                                   Imperial Bank
                                   695 Town Center Drive
                                   Suite 100
                                   Costa Mesa, CA 92626-1924
                                   Attn:     Clinton E. Anderson, Vice President

                                   Telephone:  (714) 641-2200
                                   Facsimile:  (714) 641-2219